Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Synergy 2000, Inc.:


We consent to the incorporation by reference in this Registration Statement of Synergy 2000, Inc. on Form S-8 of our report dated March 24, 2000, appearing in the Annual Report on Form 10-K of Synergy 2000, Inc. for the year ended December 31, 1999.


 /S/ STEPHEN D. MILNER, CPA, PA
---------------------------------
STEPHEN D. MILNER, CPA, PA
Greenville, South Carolina


March 26, 2001

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